Exhibit 99.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

U.S. SECURITIES AND EXCHANGE COMMISSION,

Plaintiff,

-against-

SAEXPLORATION HOLDINGS, INC.,
JEFFREY H. HASTINGS,
BRENT N. WHITELEY,
BRIAN A. BEATTY, and
MICHAEL J. SCOTT,

Defendants, and

THOMAS W. O’NEILL and
LORI E. HASTINGS,

Relief Defendants.

Civil Action No. 1:20-CV-8423 (PGG)

JOINT MOTION FOR ENTRY OF CONSENT JUDGMENT SUBMITTED BY PLAINTIFF SECURITIES AND EXCHANGE COMMISSION AND DEFENDANT SAEXPLORATION HOLDINGS, INC.

Plaintiff Securities and Exchange Commission (the “SEC” or “Commission”) and Defendant SAExploration Holdings, Inc. (“SAE”) (together, the “Settling Parties”), having reached a settlement, respectfully submit this joint motion for entry of a consent final judgment to resolve the SEC’s claims against SAE in this case.  As set forth below, the Settling Parties submit that their settlement is fair, reasonable, and in the public interest, and thus request that the Court enter the proposed final judgment submitted herewith.

I.	BACKGROUND
A.	The SEC’s Complaint

On October 8, 2020, the SEC filed a Complaint, alleging that beginning in 2015, SAE, as a result of the actions of Defendants Jeffrey H. Hastings (former Chief Executive Officer and Chairman of SAE’s Board of Directors), Brent N. Whiteley (former Chief Financial Officer and General Counsel), Brian A. Beatty (former Chief Operations Officer and, prior to that, Chief Executive Officer), and Michael J. Scott (former Executive Vice President of Operations) (collectively, “Former Executives”), artificially and materially inflated SAE’s reported revenue.

In particular, the SEC alleged that the Former Executives created a separate entity (“ASV”) which purported to be an unrelated customer of SAE, that SAE recognized and reported approximately $141 million in revenue from ASV, and that SAE and the Former Executives did not disclose to SAE’s Board, shareholders, debtholders, or the public that ASV was in actuality a related party controlled by Hastings and Whiteley or that ASV could not actually pay the amounts that SAE recorded as revenue. Additionally, the SEC alleged that the Former Executives misappropriated $12 million from SAE, approximately half of which was used to invest in ASV and half of which was pocketed by the Former Executives. The Complaint further alleged that, as a result of the Defendants’ misconduct, SAE’s public filings from June 2015 through March 2019 contained materially false and misleading statements regarding SAE’s revenue, related party transactions, executive compensation, and expenses.

B.	The Proposed Settlement

Following negotiations between the Settling Parties, SAE executed a consent (attached hereto as Exhibit 1) in which it agreed to settle the SEC’s charges and to the entry of a final judgment against it (attached hereto as Exhibit 2). Specifically, SAE consented to a settlement in which it neither admits nor denies liability for the claims in the Complaint, as set forth in the proposed final judgment that restrains and enjoins SAE from committing violations of: Section 17(a) of the Securities Act of 1933 (“Securities Act”); Section 10(b) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 10b-5 thereunder; Section 13(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-11, and 13a-13 thereunder; Section 13(b)(2)(A) of the Exchange Act; and Section 13(b)(2)(B) of the Exchange Act.

II.	DISCUSSION
A.	Standard of Review

The United States Supreme Court has endorsed the use and entry of consent judgments. See, e.g., U.S. v. Armour & Co., 402 U.S. 673, 681 (1971); Swift & Co. v. U.S., 276 U.S. 311, 325-26 (1928). The Second Circuit similarly “recognizes a ‘strong federal policy favoring the approval and enforcement of consent decrees.’” SEC v. Citigroup Global Markets, Inc., 752 F.3d 285, 293-94 (2d Cir. 2014) (quoting SEC v. Wang, 944 F.2d 80, 85 (2d Cir 1991)). A district court reviewing a consent judgment proposed by a federal law enforcement agency should “determine whether the proposed consent decree is fair and reasonable, with the additional requirement that the ‘public interest would not be disserved’ . . . in the event that the consent decree includes injunctive relief.” Id. at 294 (quoting eBay, Inc. v. MercExchange, 547 U.S. 388, 391 (2006)). “Absent a substantial basis in the record for concluding that the proposed consent decree does not meet these requirements, the district court is required to enter the order.” Id.

Citigroup sets forth four objective factors to be assessed by the district court as part of its evaluation of a proposed consent judgment for fairness and reasonableness:

(1) the basic legality of the decree (2) whether the terms of the decree, including its enforcement mechanism, are clear, (3) whether the consent decree reflects a resolution of the actual claims in the complaint; and (4) whether the consent decree is tainted by improper collusion or corruption of some kind.

Id. at 294-95 (internal citations omitted). Although the court may make additional inquiry, depending on the particular circumstances of the case, “[t]he primary focus of the inquiry . . . should be on ensuring the consent decree is procedurally proper . . . taking care not to infringe on the S.E.C.’s discretionary authority to settle on a particular set of terms.” Id. Similarly, “the law requires the Court to give substantial deference to the SEC as the regulatory body having primary responsibility for policing the securities markets.” SEC v. Bank of America Corp., Case Nos. 09 Civ. 6829, 10 Civ. 0215, 2010 WL 624581, at *6 (S.D.N.Y. Feb. 22, 2010).

B.	The Proposed Settlement Should Be Approved Because It Is Fair and Reasonable

The SEC and SAE jointly submit that the Court should approve their settlement, and enter the proposed final judgment, because it is fair and reasonable under each of the four elements enumerated in Citigroup.

First, the proposed final judgment satisfies Citigroup’s “basic legality” element. Citigroup, 752 F.3d at 294-95. A consent judgment satisfies this factor as “long as it is within the Court’s authority to enter the decree and within Plaintiff’s authority to enforce it.” Id. Here, the proposed final judgment falls squarely within the authority explicitly granted to this Court under the Securities Act and the Exchange Act. The Commission has authority to bring an action in a United States district court “[w]henever it shall appear to the Commission that any person has violated” the statutes, 15 U.S.C. §§ 77t(b), 78u(d), and this Court has authority to grant “any equitable relief” “appropriate or necessary for the benefit of investors,” 15 U.S.C. § 78u(d)(5). The proposed final judgment permanently restrains SAE from direct or indirect violations of certain provisions of the Securities Act, the Exchange Act, and rules promulgated thereunder. This relief is specifically authorized under those statutes. See 15 U.S.C. § 77t(b); 15 U.S.C. § 78u(d).

Second, the terms of the proposed final judgment, including its enforcement mechanism, are clear and unambiguous. The preamble to the proposed final judgment describes SAE’s consent to this Court’s jurisdiction over it, as well as its consent to entry of the judgment and waiver of findings of fact and conclusions of law, and any right to appeal. Additionally, the body of the proposed final judgment contains eight numbered sections, which detail: (i) the injunctive relief to be imposed for each of SAE’s violations of the securities laws, as well as those bound by the injunction under Federal Rule of Civil Procedure 65(d)(2); (ii) the force and effect of the consent and SAE’s agreement to comply with the agreements set forth in the consent; and (iii) this Court’s retention of jurisdiction. In all instances, the proposed final judgment tracks the language of the applicable statutes and rules to which it cites, is consistent with the consent to which SAE agreed, and does not exceed the Court or the Commission’s legal authority. Thus, there is no term of the proposed final judgment or mechanism of enforcement that is not expressly addressed, in clear and unambiguous language.

Third, the proposed final judgment “reflects a resolution of the actual claims in the complaint.” Citigroup, 752 F.3d at 295. As detailed above, the proposed final judgment resolves each of the SEC’s claims against SAE.

Fourth, the proposed final judgment is not tainted by collusion or corruption of any kind. SAE was represented by able securities counsel throughout the arms-length negotiations with the SEC. The proposed final judgment is the product of those arms-length negotiations, taking into account the litigation risks faced by both parties and the benefits to both parties in avoiding those risks and avoiding a protracted litigation.

C.	The Proposed Settlement Should Be Approved Because It Is in the Public Interest

The proposed settlement is likewise in the public interest. “The job of determining whether the proposed S.E.C. consent decree best serves the public interest . . . rests squarely with the S.E.C., and its decision merits significant deference.” Citigroup, 752 F.3d at 296; see also SEC v. Randolph, 736 F.2d 525, 529 (9th Cir. 1984) (“[T]he courts should pay deference to the judgment of the government agency which has negotiated and submitted the proposed judgment.”). The Commission has concluded that the terms agreed to and the proposed final judgment are in the public interest including the interest of the shareholders and investors whom the SEC is charged to protect.

Additionally, the settlement advances the SEC’s objectives of imposing liability on the parties responsible for those violations, promoting deterrence against the type of conduct alleged in the Complaint, reducing the inefficient expenditure of public funds on lengthy litigation, and promoting final resolution of liability for settling parties. Specifically, the proposed final judgment resolves the SEC’s claims against SAE quickly and efficiently, imposes liability on SAE for its violations of the securities laws, and avoids the need for the SEC, a public agency, to expend significant funds and resources on protracted litigation against SAE. Here, there is no allegation of continuing or ongoing misconduct by SAE. The SEC’s Complaint alleges that the Former Executives hid their fraud from the Board, shareholders and the public.

Finally, the settlement encourages prompt and effective responses to alleged securities law violations. In reaching this settlement, the SEC acknowledges remedial acts undertaken by SAE and cooperation afforded the SEC from August 2019 to the present after a Special Committee of the Board conducted an independent investigation. Thereafter, SAE’s cooperation included timely providing facts developed during the course of its internal investigation. In addition, SAE’s remediation included removing the former executives engaged in the misconduct at issue in this litigation and implementing enhancements to its internal policies and procedures, including the addition of a Chief Compliance Officer.

III.	CONCLUSION

Accordingly, the SEC and SAE respectfully request that the Court approve their settlement and enter the proposed final judgment attached hereto as Exhibit 2.

Dated: November 5, 2020

Respectfully submitted,

SECURITIES AND EXCHANGE COMMISSION

By:                          /s/
Nicholas C. Margida (admitted pro hac vice)
Stacy L. Bogert (SB-5794)
100 F Street, NE
Washington, DC 20549
Ph: (202) 551-4847
Email: bogerts@sec.gov

Attorneys for Plaintiff Securities and Exchange Commission

SIDLEY AUSTIN LLP

By:                           /s/
Joan M. Loughnane (JL-7639)
Stephen L. Cohen
Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Ph: (212) 839-5567
Email: jloughnane@sidley.com

Attorneys for Defendant SAExploration Holdings, Inc.

CERTIFICATE OF SERVICE

I hereby certify that on November 5, 2020, I caused a copy of the foregoing Joint Motion for Entry of Consent Judgment to be served by U.S. mail on each the following:

Joan M. Loughnane Stephen L. Cohen Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Counsel for Defendant SAExploration Holdings, Inc.	Jeffrey S. Johnston Vinson & Elkins LLP 1001 Fannin Street, Suite 2500 Houston, TX 77002 Counsel for Defendant Jeffrey H. Hastings
Samy Khalil Gerger Khalil & Hennessy LLP First City Tower 1001 Fannin Street, Suite 2450 Houston, TX 77002 Counsel for Defendant Brent N. Whiteley	John Kinchen Hughes Arrell Kinchen LLP 1221 McKinney Street, Suite 3150 Houston, TX 77010 Counsel for Defendant Brian A. Beatty
Jillian B. Berman Lankler Siffert & Wohl LLP 500 Fifth Avenue New York, NY 10110 Counsel for Defendant Michael J. Scott	Charles M. Meadows, Jr. Meadows, Collier, Reed, Cousins, Crouch & Ungerman, L.L.P. 901 Main Street, Suite 3700 Dallas, TX 75202 Counsel for Relief Defendant Thomas W. O’Neill
Lori E. Hastings 3316 Morgan Loop Anchorage, AK 99516 Pro Se Defendant

/s/ Nicholas C. Margida Counsel for Plaintiff Securities and Exchange Commission

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